EXHIBIT 99.1
FIRST NIAGARA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Condition (unaudited)
(in millions, except share and per share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$421	$672
Investment securities:
Available for sale, at fair value (amortized cost of $5,457 and $5,485 in 2016 and 2015; includes pledged securities that can be sold or repledged of $125 and $91 in 2016 and 2015)	5,518	5,471
Held to maturity, at amortized cost (fair value of $6,458 and $6,378 in 2016 and 2015; includes pledged securities that can be sold or repledged of $25 and $9 in 2016 and 2015)	6,315	6,388
Federal Home Loan Bank and Federal Reserve Bank common stock, at amortized cost	402	410
Loans held for sale	52	46
Loans and leases (net of allowance for loan losses of $253 and $242 in 2016 and 2015)	24,080	23,796
Bank owned life insurance	442	437
Premises and equipment, net	389	410
Goodwill	1,348	1,348
Core deposit and other intangibles, net	41	48
Other assets	983	892
Total assets	$39,991	$39,918
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$28,959	$28,701
Short-term borrowings	4,631	4,349
Long-term borrowings	1,733	2,308
Other	468	434
Total liabilities	35,792	35,792
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; Series B, noncumulative perpetual preferred stock, $25 liquidation preference; 14,000,000 shares issued in 2016 and 2015	338	338
Common stock, $0.01 par value, 500,000,000 shares authorized; 366,002,045 shares issued in 2016 and 2015	4	4
Additional paid-in capital	4,224	4,231
Accumulated deficit	(237)	(255)
Accumulated other comprehensive loss	(4)	(48)
Treasury stock, at cost, 9,945,552 and 11,239,793 shares in 2016 and 2015	(125)	(143)
Total stockholders’ equity	4,200	4,126
Total liabilities and stockholders’ equity	$39,991	$39,918
See accompanying notes to consolidated financial statements.

FIRST NIAGARA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (unaudited)
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Interest income:
Loans and leases	$220	$212	$439	$422
Investment securities and other	86	86	176	173
Total interest income	306	298	615	595
Interest expense:
Deposits	20	17	39	32
Borrowings	24	19	47	37
Total interest expense	44	35	85	69
Net interest income	262	263	530	526
Provision for credit losses	12	21	34	34
Net interest income after provision for credit losses	250	242	495	493
Noninterest income:
Deposit service charges	22	22	43	43
Insurance commissions	16	17	30	33
Merchant and card fees	13	13	26	25
Wealth management services	13	16	27	30
Mortgage banking	6	6	9	11
Capital markets income	4	5	7	9
Lending and leasing	4	4	8	8
Bank owned life insurance	3	3	7	7
Realized (losses) gains on sale of investment securities	(12)	2	(8)	4
Other income	—	(2)	(1)	(1)
Total noninterest income	69	87	148	169
Noninterest expense:
Salaries and employee benefits	112	114	227	226
Occupancy and equipment	25	26	52	53
Technology and communications	36	36	72	72
Marketing and advertising	7	10	16	20
Professional services	10	16	22	29
Amortization of intangibles	3	5	7	11
Federal deposit insurance premiums	11	12	22	23
Merger and acquisition integration expenses	25	—	38	—
Restructuring charges	—	—	—	18
Other expense	28	28	57	57
Total noninterest expense	258	248	513	509
Income before income taxes	61	81	130	152
Income tax	15	20	35	40
Net income	46	61	95	112
Preferred stock dividend	8	8	15	15
Net income available to common stockholders	$39	$53	$80	$97
Earnings per share:
Basic	$0.11	$0.15	$0.22	$0.27
Diluted	$0.11	$0.15	$0.22	$0.27
Weighted average common shares outstanding:
Basic	352	351	352	351
Diluted	354	353	354	353
Dividends per common share	$0.08	$0.08	$0.16	$0.16
See accompanying notes to consolidated financial statements.

FIRST NIAGARA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (unaudited)
(in millions)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income	$46	$61	$95	$112
Other comprehensive income, net of income taxes:
Securities available for sale:
Net unrealized gains (losses) arising during the period	29	(29)	42	(12)
Reclassification adjustment for realized losses (gains) included in net income	7	(1)	5	(3)
Net unrealized gains (losses) on securities available for sale	36	(31)	47	(15)
Net unrealized holding gains on securities transferred between available for sale and held to maturity:
Less: amortization of net unrealized holding gains to income during the period	(1)	(2)	(2)	(3)
Net unrealized (losses) gains on interest rate swaps designated as cash flow hedges arising during the period	—	1	(2)	—
Amortization of net loss related to pension and post-retirement plans	—	1	1	2
Total other comprehensive income (loss)	36	(31)	44	(16)
Total comprehensive income	$82	$30	$139	$96
See accompanying notes to consolidated financial statements.

FIRST NIAGARA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity (unaudited)
(in millions, except share and per share amounts)

	Preferred stock	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Treasury stock	Total
Balances at January 1, 2016	$338	$4	$4,231	$(255)	$(48)	$(143)	$4,126
Net income	—	—	—	95	—	—	95
Total other comprehensive income, net	—	—	—	—	44	—	44
Stock-based compensation expense	—	—	9	—	—	—	9
Net tax expense from stock-based compensation	—	—	1	—	—	—	1
Stock option exercises and restricted stock activity (1,294,241 shares)	—	—	(16)	(4)	—	18	(3)
Preferred stock dividends	—	—	—	(15)	—	—	(15)
Common stock dividends of $0.16 per share	—	—	—	(57)	—	—	(57)
Balances at June 30, 2016	$338	$4	$4,224	$(237)	$(4)	$(125)	$4,200
Balances at January 1, 2015	$338	$4	$4,235	$(330)	$9	$(162)	$4,093
Net income	—	—	—	112	—	—	112
Total other comprehensive loss, net	—	—	—	—	(16)	—	(16)
Stock-based compensation expense	—	—	6	—	—	—	6
Restricted stock activity (1,501,798 shares)	—	—	(18)	(5)	—	20	(3)
Preferred stock dividends	—	—	—	(15)	—	—	(15)
Common stock dividends of $0.16 per share	—	—	—	(57)	—	—	(57)
Balances at June 30, 2015	$338	$4	$4,223	$(294)	$(7)	$(142)	$4,121
See accompanying notes to consolidated financial statements.

FIRST NIAGARA FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$95	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of fees and discounts, net	4	16
Provision for credit losses	34	34
Depreciation of premises and equipment	40	38
Amortization of intangibles	7	11
Realized losses (gains) on sales of investment securities	8	(4)
Origination of loans held for sale	(331)	(372)
Proceeds from sales of loans held for sale	329	353
Stock based-compensation expense	9	6
Deferred income tax expense	17	8
Other, net	(96)	15
Net cash provided by operating activities	116	218
Cash flows from investing activities:
Proceeds from sales of securities available for sale	359	129
Proceeds from maturities of securities available for sale	284	153
Principal payments received on securities available for sale	482	653
Purchases of securities available for sale	(1,111)	(780)
Principal payments received on securities held to maturity	733	705
Purchases of securities held to maturity	(751)	(975)
Proceeds from maturities of securities held to maturity	79	25
Proceeds from sales of Federal Home Loan Bank and Federal Reserve Bank common stock	8	33
Net increase in loans and leases	(337)	(358)
Purchases of premises and equipment	(11)	(45)
Other, net	3	2
Net cash used in investing activities	(261)	(458)
Cash flows from financing activities:
Net increase in deposits	259	666
Proceeds from (repayments of) short-term borrowings, net	283	(1,196)
Proceeds from long-term borrowings	300	950
Dividends paid on noncumulative preferred stock	(15)	(15)
Dividends paid on common stock	(57)	(57)
Other, net	1	—
Net cash (used in) provided by financing activities	(106)	348
Net (decrease) increase in cash and cash equivalents	(251)	107
Cash and cash equivalents at beginning of period	672	420
Cash and cash equivalents at end of period	$421	$527
Supplemental disclosures
Cash (received) paid during the period for:
Income taxes	$(7)	$33
Interest expense	83	67
Other noncash activity:
Securities available for sale purchased not settled	—	42

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements (unaudited)
(in millions, except as noted and per share amounts)
The accompanying consolidated financial statements of First Niagara Financial Group, Inc. (the “Company” or "First Niagara"), including its wholly owned subsidiary First Niagara Bank, N.A. (the “Bank”), have been prepared using U.S. generally accepted accounting principles (“GAAP”) for interim financial information.
These consolidated financial statements do not include all of the information and footnotes required by GAAP for a full year presentation and certain disclosures have been condensed or omitted in accordance with rules and regulations of the Securities and Exchange Commission. In our opinion, all adjustments necessary for a fair presentation have been included. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in First Niagara's 2015 Annual Report on Form 10-K. Results for the six months ended June 30, 2016 do not necessarily reflect the results that may be expected for the year ending December 31, 2016. We reviewed subsequent events and determined that no further disclosures or adjustments were required. Amounts in prior period financial statements are reclassified whenever necessary to conform to the current period presentation. First Niagara and the Bank are referred to collectively as “we” or “us” or “our.”
Note 1. Business Combination
On August 1, 2016 (the "Acquisition Date"), KeyCorp acquired all of the outstanding common shares of the Company for total consideration of approximately $4.0 billion and thereby acquired First Niagara Bank N.A.'s approximately 390 branch locations across New York, Pennsylvania, Connecticut, and Massachusetts (the "Merger"). On October 7, 2016, First Niagara Bank, N.A. merged with and into KeyBank, with KeyBank as the surviving entity.
Each outstanding share of Company common stock was converted into the right to receive 0.680 KeyCorp common shares and $2.30 in cash, for a total per share value of $10.26, based on the $11.70 closing price of KeyCorp’s stock on July 29, 2016. In the aggregate, Company stockholders received 240 million shares of KeyCorp common stock. Also under the terms of the merger agreement, First Niagara employee stock options and restricted stock awards converted into options to purchase and receive KeyCorp common stock. These options and restricted stock awards had a fair value of $26 million on the date of acquisition.
In addition, at the time of the Merger, each share of Company preferred stock was converted into the right to receive a share of KeyCorp preferred stock.
Direct costs related to the Merger were expensed as incurred and amounted to $38 million for the six months ended June 30, 2016. These costs were primarily comprised of professional services fees, employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts, as well as costs related to securing shareholder approval for the pending Merger.

Note 2. Investment Securities
The amortized cost, gross unrealized gains and losses, and fair value of our investment securities at the dates indicated are summarized as follows:

	Amortized	Unrealized	Unrealized	Fair
June 30, 2016	cost	gains	losses	value
Investment securities available for sale:
Debt securities:
States and political subdivisions	$308	$5	$—	$313
U.S. Treasury	65	1	—	66
U.S. government sponsored enterprises	136	1	—	136
Corporate	683	11	(6)	687
Total debt securities	1,191	17	(6)	1,202
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	25	—	—	26
Federal National Mortgage Association	59	3	—	62
Federal Home Loan Mortgage Corporation	73	3	—	76
Collateralized mortgage obligations:
Government National Mortgage Association	695	10	—	705
Federal National Mortgage Association	831	15	—	845
Federal Home Loan Mortgage Corporation	406	8	—	414
Total collateralized mortgage obligations	1,931	33	—	1,964
Total residential mortgage-backed securities	2,088	40	(1)	2,128
Commercial mortgage-backed securities, non-agency issued	791	11	—	802
Total mortgage-backed securities	2,879	51	(1)	2,930
Collateralized loan obligations, non-agency issued	1,120	4	(7)	1,117
Asset-backed securities collateralized by:
Student loans	153	3	—	155
Credit cards	20	1	—	21
Auto loans	19	—	—	19
Other	52	—	—	52
Total asset-backed securities	244	4	(1)	247
Other	22	—	—	22
Total securities available for sale	$5,457	$76	$(14)	$5,518
Investment securities held to maturity:
Debt securities, U.S. government agencies	$60	$—	$—	$60
Residential mortgage-backed securities:
Government National Mortgage Association	16	—	—	16
Federal National Mortgage Association	82	1	—	83
Federal Home Loan Mortgage Corporation	43	—	—	43
Collateralized mortgage obligations:
Government National Mortgage Association	1,562	42	(2)	1,602
Federal National Mortgage Association	2,359	46	(2)	2,402
Federal Home Loan Mortgage Corporation	2,194	59	(1)	2,251
Total collateralized mortgage obligations	6,114	147	(5)	6,256
Total residential mortgage-backed securities	6,255	148	(6)	6,398
Total securities held to maturity	$6,315	$148	$(6)	$6,458

	Amortized	Unrealized	Unrealized	Fair
December 31, 2015	cost	gains	losses	value
Investment securities available for sale:
Debt securities:
States and political subdivisions	$374	$5	$—	$379
U.S. Treasury	55	—	—	55
U.S. government sponsored enterprises	268	2	(2)	269
Corporate	828	7	(34)	801
Total debt securities	1,525	15	(36)	1,504
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	27	—	(1)	26
Federal National Mortgage Association	68	3	—	71
Federal Home Loan Mortgage Corporation	84	4	—	87
Collateralized mortgage obligations:
Government National Mortgage Association	94	—	(1)	94
Federal National Mortgage Association	738	1	(9)	730
Federal Home Loan Mortgage Corporation	359	1	(4)	355
Total collateralized mortgage obligations	1,191	2	(14)	1,179
Total residential mortgage-backed securities	1,369	10	(15)	1,364
Commercial mortgage-backed securities, non-agency issued	1,067	17	—	1,085
Total mortgage-backed securities	2,437	27	(15)	2,449
Collateralized loan obligations, non-agency issued	1,192	5	(11)	1,186
Asset-backed securities collateralized by:
Student loans	170	2	—	171
Credit cards	20	—	—	20
Auto loans	66	—	—	66
Other	53	—	—	53
Total asset-backed securities	309	3	(1)	310
Other	22	—	—	22
Total securities available for sale	$5,485	$49	$(63)	$5,471
Investment securities held to maturity:
Debt securities, U.S. government agencies	$42	$—	$—	$42
Residential mortgage-backed securities:
Government National Mortgage Association	17	—	—	17
Federal National Mortgage Association	93	—	(1)	92
Federal Home Loan Mortgage Corporation	50	—	—	50
Collateralized mortgage obligations:
Government National Mortgage Association	1,571	14	(6)	1,579
Federal National Mortgage Association	2,297	8	(26)	2,279
Federal Home Loan Mortgage Corporation	2,318	20	(19)	2,319
Total collateralized mortgage obligations	6,186	42	(51)	6,177
Total residential mortgage-backed securities	6,345	43	(53)	6,336
Total securities held to maturity	$6,388	$43	$(53)	$6,378

The table below details certain information regarding our investment securities that were in an unrealized loss position at the dates indicated by the length of time those securities were in a continuous loss position:

	Less than 12 months			12 months or longer			Total
	Fair	Unrealized		Fair	Unrealized		Fair	Unrealized
June 30, 2016	value	losses	Count	value	losses	Count	value	losses	Count
Investment securities available for sale:
Debt securities:
States and political subdivisions	$12	$—	8	$1	$—	2	$14	$—	10
U.S. government sponsored enterprises	42	—	8	—	—	—	42	—	8
Corporate	98	(1)	56	125	(5)	56	223	(6)	112
Total debt securities	153	(1)	72	126	(5)	58	279	(6)	130
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	—	—	5	17	—	5	17	—	10
Federal Home Loan Mortgage Corporation	—	—	2	—	—	—	—	—	2
Collateralized mortgage obligations:
Government National Mortgage Association	46	—	2	—	—	—	46	—	2
Federal National Mortgage Association	8	—	1	12	—	1	20	—	2
Federal Home Loan Mortgage Corporation	7	—	1	—	—	—	7	—	1
Total collateralized mortgage obligations	61	—	4	12	—	1	72	—	5
Total residential mortgage-backed securities	61	—	11	29	—	6	90	(1)	17
Commercial mortgage-backed securities, non-agency issued	17	—	5	—	—	—	17	—	5
Total mortgage-backed securities	78	—	16	29	—	6	107	(1)	22
Collateralized loan obligations, non-agency issued	389	(3)	42	285	(4)	27	674	(7)	69
Asset-backed securities collateralized by:
Student loans	10	—	2	13	—	3	23	—	5
Auto loans	—	—	—	1	—	1	1	—	1
Other	7	—	2	2	—	1	9	—	3
Total asset-backed securities	17	—	4	16	—	5	33	(1)	9
Other	—	—	—	9	—	3	9	—	3
Total securities available for sale in an unrealized loss position	$636	$(5)	134	$465	$(10)	99	$1,101	$(14)	233

	Less than 12 months			12 months or longer			Total
	Fair	Unrealized		Fair	Unrealized		Fair	Unrealized
June 30, 2016	value	losses	Count	value	losses	Count	value	losses	Count
Investment securities held to maturity:
Debt securities, U.S. government agencies	$10	$—	1	$—	$—	—	$10	$—	1
Residential mortgage-backed securities:
Government National Mortgage Association	1	—	1	—	—	1	1	—	2
Federal National Mortgage Association	9	—	8	19	—	9	28	—	17
Federal Home Loan Mortgage Corporation	5	—	4	4	—	3	8	—	7
Collateralized mortgage obligations:
Government National Mortgage Association	59	(1)	31	70	(1)	34	129	(2)	65
Federal National Mortgage Association	81	(1)	6	236	(2)	18	317	(2)	24
Federal Home Loan Mortgage Corporation	18	—	5	241	(1)	18	259	(1)	23
Total collateralized mortgage obligations	159	(1)	42	547	(4)	70	706	(5)	112
Total residential mortgage-backed securities	173	(2)	55	570	(4)	83	743	(6)	138
Total securities held to maturity in an unrealized loss position	$183	$(2)	56	$570	$(4)	83	$753	$(6)	139

	Less than 12 months			12 months or longer			Total
	Fair	Unrealized		Fair	Unrealized		Fair	Unrealized
December 31, 2015	value	losses	Count	value	losses	Count	value	losses	Count
Investment securities available for sale:
Debt securities:
States and political subdivisions	$22	$—	32	$2	$—	3	$24	$—	35
U.S. Treasury	30	—	2	—	—	—	30	—	2
U.S. government sponsored enterprises	132	(2)	15	—	—	1	132	(2)	16
Corporate	311	(16)	195	102	(18)	71	413	(34)	266
Total debt securities	495	(18)	244	104	(18)	75	599	(36)	319
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	1	—	6	17	(1)	5	18	(1)	11
Federal National Mortgage Association	—	—	—	—	—	1	—	—	1
Federal Home Loan Mortgage Corporation	—	—	1	—	—	—	—	—	1
Collateralized mortgage obligations:
Government National Mortgage Association	94	(1)	4	—	—	—	94	(1)	4
Federal National Mortgage Association	326	(3)	26	166	(6)	10	492	(9)	36
Federal Home Loan Mortgage Corporation	212	(3)	14	39	(2)	2	251	(4)	16
Total collateralized mortgage obligations	631	(6)	44	205	(8)	12	836	(14)	56
Total residential mortgage-backed securities	632	(6)	51	222	(8)	18	854	(15)	69
Commercial mortgage-backed securities, non-agency issued	35	—	6	—	—	—	35	—	6
Total mortgage-backed securities	667	(6)	57	222	(8)	18	889	(15)	75
Collateralized loan obligations, non-agency issued	698	(10)	68	154	(1)	18	852	(11)	86
Asset-backed securities collateralized by:
Student loans	27	—	6	9	—	2	36	—	8
Credit card	8	—	1	—	—	—	8	—	1
Auto loans	2	—	2	—	—	—	2	—	2
Other	33	—	5	—	—	—	33	—	5
Total asset-backed securities	71	(1)	14	9	—	2	79	(1)	16
Other	12	—	2	9	—	3	21	—	5
Total securities available for sale in an unrealized loss position	$1,942	$(35)	385	$498	$(28)	116	$2,441	$(63)	501

	Less than 12 months			12 months or longer			Total
	Fair	Unrealized		Fair	Unrealized		Fair	Unrealized
December 31, 2015	value	losses	Count	value	losses	Count	value	losses	Count
Investment securities held to maturity:
Debt securities, U.S. government agencies	$20	$—	1	$—	$—	—	$20	$—	1
Residential mortgage-backed securities:
Government National Mortgage Association	6	—	4	—	—	1	7	—	5
Federal National Mortgage Association	35	—	14	27	(1)	9	62	(1)	23
Federal Home Loan Mortgage Corporation	31	—	13	4	—	2	35	—	15
Collateralized mortgage obligations:
Government National Mortgage Association	675	(5)	85	63	(1)	22	738	(6)	107
Federal National Mortgage Association	946	(13)	57	398	(13)	27	1,345	(26)	84
Federal Home Loan Mortgage Corporation	1,019	(10)	66	310	(9)	24	1,329	(19)	90
Total collateralized mortgage obligations	2,641	(28)	208	771	(23)	73	3,412	(51)	281
Total residential mortgage-backed securities	2,713	(29)	239	803	(24)	85	3,516	(53)	324
Total securities held to maturity in an unrealized loss position	$2,733	$(29)	240	$803	$(24)	85	$3,535	$(53)	325
We have assessed the securities in an unrealized loss position at June 30, 2016 and at December 31, 2015 and determined that the declines in fair value below amortized cost were temporary.
The Volcker Rule provisions of the Dodd-Frank Act restrict the ability of affiliates of insured depository institutions to sponsor or invest in private funds or to engage in certain types of proprietary trading. Although the Volcker Rule became effective on July 21, 2012 and the final rules became effective April 1, 2014, in connection with the adoption of the final rules on December 10, 2013 by the responsible agencies, the Federal Reserve issued an order extending the period during which institutions have to conform their activities and investments to the requirements of the Volcker Rule to July 21, 2015.
In connection with conforming our activities to the Volcker Rule, including the establishment of a compliance program by July 21, 2015, we engaged in an enterprise wide review and established a cross functional working group. Our Volcker Rule conformance efforts included the establishment of a corporate-wide compliance program, required for banks with assets over $10 billion, which reviews and monitors Volcker Rule compliance on an on-going basis.
A significant portion of our Volcker Rule conformance efforts included confirming that our activities are either excluded or exempted from the Volcker Rule.  In areas where the Volcker Rule applies to our activities, including in connection with capital markets (e.g., risk mitigating hedging), residential lending (e.g., secondary mortgage originations) and certain other activities, Volcker Rule conformance is not anticipated to have a material impact.
The Volcker Rule's potential impact on us is most significant in connection with Collateralized Loan Obligations ("CLOs") held in our investment securities portfolio. The issuance of the final Volcker Rule restricts our ability to hold debt securities issued by CLOs where our investment in these debt securities is deemed to be an ownership interest in a CLO and the CLO itself does not qualify for an exclusion in the final rule for loan securitizations. On December 18, 2014, the Federal Reserve Board announced it would give banking entities until July 21, 2016 to conform investments in covered funds that were in place prior to December 31, 2013 ("legacy covered funds"). The Board also announced its intention to act in 2016 to grant banking entities an additional one-year extension of the conformance period for legacy covered funds which together would extend until July 21, 2017 the time period for institutions to conform their ownership interests to the stated provisions of the final Volcker Rule.
For our CLOs subject to the Volcker Rule in an unrealized loss position, we believe it is more likely than not that we will be able to hold these securities to recovery, which could be maturity as the Federal Reserve announcement extends the conformance period to July 2017 and we believe that other structural remedies are available to us to allow us to continue holding the bonds after the conformance period.
In making the determination that the declines in fair value below amortized cost for the remainder of the portfolio were temporary, we considered some or all of the following factors: the period of time the securities were in an unrealized loss position, the percentage decline in comparison to the securities’ amortized cost, credit rating, the financial condition of the issuer and guarantor, where applicable, the delinquency or default rates of underlying collateral, projected collateral losses, projected cash flows and credit enhancement. If the level of credit enhancement is sufficient based on our expectations of future collateral losses, we conclude that we will receive all of the originally scheduled cash flows. If the present value of the cash flows indicates that we should not expect to recover the amortized cost basis of the security, we would consider the security to be other than temporarily impaired and write down the credit component of the unrealized loss through a charge to current period earnings. We do not intend to sell these securities in an unrealized loss position and it is not more likely than not that we will be required to sell these securities before the recovery of their amortized cost bases, which may be at maturity.
Realized gains and losses related to our securities available for sale were as follows for the periods indicated:

	Six months ended June 30,
	2016	2015
Realized gains	4,810	4,300
Realized losses	(13,306)	(212)
Net investment securities realized (losses) gains	$(8,496)	$4,087

Scheduled contractual maturities of our investment securities at June 30, 2016 were as follows:

	Amortized cost	Fair value
Debt securities:
Within one year	$329	$331
After one year through five years	428	436
After five years through ten years	486	486
After ten years	9	9
Total debt securities	1,251	1,262
Mortgage-backed securities	9,135	9,328
Collateralized loan obligations	1,120	1,117
Asset-backed securities	244	247
Other	22	22
	$11,772	$11,976
While the contractual maturities of our mortgage-backed securities, collateralized loan obligations, asset-backed securities, and other securities generally exceed ten years, we expect the effective lives to be significantly shorter due to prepayments of the underlying loans and the nature of these securities. The duration of our investment securities portfolio increased to 3.6 years at June 30, 2016 from 3.3 years at December 31, 2015.

Note 3. Loans and Leases
Overall Portfolio
Our loan portfolio is made up of two segments, commercial loans and consumer loans. Those segments are further segregated between our loans initially accounted for under the amortized cost method (referred to as “originated” loans) and loans acquired (referred to as “acquired” loans). Our commercial loan portfolio segment includes both business and commercial real estate loans. Our consumer portfolio segment includes residential real estate, home equity, indirect auto, credit cards, and other consumer loans.
Our loans and leases receivable consisted of the following at the dates indicated:

	June 30, 2016			December 31, 2015
	Originated	Acquired	Total	Originated	Acquired	Total
Commercial:
Real estate	$6,540	$729	$7,269	$6,539	$835	$7,375
Construction	1,461	—	1,461	1,278	—	1,278
Business	5,976	156	6,133	5,853	160	6,013
Total commercial	13,977	885	14,863	13,670	996	14,665
Consumer:
Residential real estate	2,476	883	3,358	2,349	1,005	3,355
Home equity	2,172	887	3,059	2,133	936	3,069
Indirect auto	2,537	—	2,537	2,393	—	2,393
Credit cards	287	—	287	311	—	311
Other consumer	229	—	229	245	—	245
Total consumer	7,701	1,770	9,471	7,431	1,941	9,372
Total loans and leases	21,678	2,655	24,333	21,101	2,937	24,038
Allowance for loan losses	(248)	(5)	(253)	(237)	(5)	(242)
Total loans and leases, net	$21,430	$2,650	$24,080	$20,864	$2,932	$23,796
As of June 30, 2016 and December 31, 2015, we had a liability for unfunded loan commitments of $16 million. For the six months ended June 30, 2016, we did not recognize a provision for credit losses related to our unfunded loan commitments. For the six months ended June 30, 2015, we recognized a release of provision for credit losses related to our unfunded commitments of $1 million.
At June 30, 2016 and December 31, 2015, our home equity portfolio totaled $3.1 billion, of which $1.3 billion and $1.2 billion was in the first lien position as of June 30, 2016 and December 31, 2015, respectively. We hold or service the first lien loan for approximately 10% of the remainder of the home equity portfolio that was in a second lien position as of June 30, 2016 and December 31, 2015.
As of June 30, 2016, commitments to extend credit to related parties amounted to $41 million, and the outstanding balance of loans to related parties was $42 million.
Acquired loan portfolios
We have acquired loans in four acquisitions since January 1, 2009. All acquired loans were initially measured at fair value and subsequently accounted for under either Accounting Standards Codification Topic (“ASC”) 310-30 (Loans and Debt Securities Acquired with Deteriorated Credit Quality) or ASC 310-20 (Nonrefundable Fees and Other Costs.)

The outstanding principal balance and the related carrying amount of our acquired loans included in our Consolidated Statements of Condition were as follows at the dates indicated:

	June 30, 2016	December 31, 2015
Credit impaired acquired loans evaluated individually for future credit losses
Outstanding principal balance	$5	$5
Carrying amount	5	5
Acquired loans evaluated collectively for future credit losses
Outstanding principal balance	1,679	1,918
Carrying amount	1,646	1,883
Other acquired loans
Outstanding principal balance	1,023	1,069
Carrying amount	1,005	1,049
Total acquired loans
Outstanding principal balance	2,706	2,992
Carrying amount	2,655	2,937
The following table presents changes in the accretable yield, which includes income recognized from contractual interest cash flows, for the dates indicated. Acquired lines of credit accounted for under ASC 310-20 are not included in this table.

Balance at January 1, 2015	$(663)
Net reclassifications from nonaccretable yield	(9)
Accretion	104
Balance at December 31, 2015	(569)
Net reclassifications from nonaccretable yield	(5)
Accretion	44
Balance at June 30, 2016	$(530)
Allowance for loan losses
We establish our allowance for loan losses through a provision for credit losses based on our evaluation of the credit quality of our loan portfolio. We segregate our loans between loans we originated which are accounted for under the amortized cost method (referred to as “originated” loans) and loans acquired (referred to as “acquired” loans), as acquired loans were originally recorded at fair value, which included an estimate of lifetime credit losses, resulting in no carryover of the related allowance for loan losses. We continue to monitor and modify the level of our allowance for loan losses to ensure it is adequate to cover losses inherent in our loan portfolio.
We determined our allowance for loan losses by portfolio segment as defined above. For our originated loans, the allowance for loan losses is comprised of two components. The first component covers pools of loans for which there are incurred losses that are not yet individually identifiable. The allowance for pools of loans is based on net historical loan loss experience for similar loans with similar inherent risk characteristics and performance trends adjusted, as appropriate, for quantitative and qualitative risk factors specific to respective loan types. The second component covers loans that have been identified as impaired or are nonperforming as well as troubled debt restructurings (“TDRs”.)
We also maintain an allowance for loan losses on acquired loans when: (i) for loans accounted for under ASC 310-30, there is deterioration in credit quality subsequent to acquisition, and (ii) for loans accounted for under ASC 310-20, the inherent losses in the loans exceed the remaining credit discount recorded at the time of acquisition.
Our threshold for evaluating commercial loans individually for impairment is $1 million. Impaired loans to commercial borrowers with outstandings less than $1 million are pooled and measured for impairment collectively.

Additionally, all loans modified in a troubled debt restructuring ("TDR"), regardless of dollar size, are considered impaired.
The following table presents the activity in our allowance for loan losses on originated loans and related recorded investment of the associated loans in our originated loan portfolio segment for the periods indicated:

	Commercial		Consumer
Originated loans	Real estate	Business	Residential	Home equity	Indirect auto	Credit cards	Other consumer	Total
Six months ended June 30, 2016
Allowance for loan losses:
Balance at beginning of period	$75	$124	$2	$6	$13	$13	$5	$237
Provision for loan losses	4	17	—	2	5	4	4	37
Charge-offs	(3)	(17)	(1)	(3)	(5)	(6)	(4)	(39)
Recoveries	3	7	—	1	1	1	1	14
Balance at end of period	$78	$132	$2	$6	$14	$12	$5	$248
Allowance for loan losses:
Individually evaluated for impairment	$4	$6	$—	$—	$—	$—	$—	$11
Collectively evaluated for impairment	74	125	1	6	14	12	5	236
Total	$78	$132	$2	$6	$14	$12	$5	$248
Loans receivable:
Balance at end of period
Individually evaluated for impairment	$51	$81	$21	$17	$5	$—	$3	$177
Collectively evaluated for impairment	7,950	5,895	2,454	2,155	2,533	287	227	21,501
Total	$8,001	$5,976	$2,476	$2,172	$2,537	$287	$229	$21,678
Six months ended June 30, 2015
Allowance for loan losses:
Balance at beginning of period	$65	$122	$2	$8	$14	$12	$5	$228
Provision for loan losses	14	5	—	(1)	3	5	4	31
Charge-offs	(11)	(11)	(1)	(2)	(4)	(6)	(4)	(38)
Recoveries	1	3	—	—	1	1	1	7
Balance at end of period	$69	$119	$2	$6	$14	$13	$5	$228
Allowance for loan losses:
Individually evaluated for impairment	$4	$3	$1	$—	$—	$—	$—	$8
Collectively evaluated for impairment	65	116	1	5	14	13	5	220
Total	$69	$119	$2	$6	$14	$13	$5	$228
Loans receivable:
Balance at end of period
Individually evaluated for impairment	$73	$60	$23	$6	$3	$—	$3	$168
Collectively evaluated for impairment	7,296	5,523	2,181	1,950	2,253	305	255	19,762
Total	$7,369	$5,583	$2,204	$1,956	$2,256	$305	$257	$19,930

	Commercial		Consumer
Originated loans	Real estate	Business	Residential	Home equity	Indirect auto	Credit cards	Other consumer	Total
Three months ended June 30, 2016
Allowance for loan losses:
Balance at beginning of period	$75	$135	$2	$6	$13	$12	$5	$248
Provision for loan losses	3	2	—	2	2	2	2	14
Charge-offs	(2)	(9)	—	(2)	(3)	(3)	(2)	(20)
Recoveries	1	3	—	—	1	1	—	6
Balance at end of period	$78	$132	$2	$6	$14	$12	$5	$248
Three months ended June 30, 2015
Allowance for loan losses:
Balance at beginning of period	$69	$117	$2	$6	$14	$11	$4	$224
Provision for loan losses	6	5	—	—	2	4	2	20
Charge-offs	(6)	(4)	—	(1)	(2)	(3)	(2)	(19)
Recoveries	1	1	—	—	1	1	—	3
Balance at end of period	$69	$119	$2	$6	$14	$13	$5	$228

The following table presents the activity in our allowance for loan losses and related recorded investment of the associated loans in our acquired loan portfolio for the periods indicated:

	Commercial		Consumer
Acquired loans	Real estate	Business	Residential	Home equity	Credit cards	Other consumer	Total
Six months ended June 30, 2016
Allowance for loan losses:
Balance at beginning of period	$1	$—	$2	$2	$—	$—	$5
Provision for loan losses	(2)	—	—	—	—	—	(2)
Charge-offs	(2)	—	—	(1)	—	—	(3)
Recoveries	4	—	—	—	—	—	4
Balance at end of period	$2	$—	$2	$1	$—	$—	$5
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	2	—	2	1	—	—	5
Total	$2	$—	$2	$1	$—	$—	$5
Loans receivable:
Balance at end of period
Individually evaluated for impairment	$—	$—	$—	$4	$—	$—	$4
Collectively evaluated for impairment	—	156	—	844	—	—	1,000
Loans acquired with deteriorated credit quality	729	—	883	39	—	—	1,650
Total	$729	$156	$883	$887	$—	$—	$2,655
Six months ended June 30, 2015
Allowance for loan losses:
Balance at beginning of period	$1	$1	$2	$2	$—	$—	$6
Provision for loan losses	2	—	—	2	—	—	4
Charge-offs	(2)	—	—	(1)	—	—	(4)
Recoveries	1	—	—	—	—	—	1
Balance at end of period	$2	$1	$2	$3	$—	$—	$7
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	2	1	2	3	—	—	7
Total	$2	$1	$2	$3	$—	$—	$7
Loans receivable:
Balance at end of period
Individually evaluated for impairment	$—	$—	$—	$4	$—	$—	$4
Collectively evaluated for impairment	—	280	—	921	—	—	1,201
Loans acquired with deteriorated credit quality	943	61	1,126	104	—	—	2,234
Total	$943	$341	$1,126	$1,029	$—	$—	$3,439

	Commercial		Consumer
Acquired loans	Real estate	Business	Residential	Home equity	Credit cards	Other consumer	Total
Three months ended June 30, 2016
Allowance for loan losses:
Balance at beginning of period	$1	$—	$2	$1	$—	$—	$5
Provision for loan losses	(2)	—	—	—	—	—	(2)
Charge-offs	(2)	—	—	—	—	—	(2)
Recoveries	4	—	—	—	—	—	4
Balance at end of period	$2	$—	$2	$1	$—	$—	$5
Three months ended June 30, 2015
Allowance for loan losses:
Balance at beginning of period	$2	$1	$2	$3	$—	$—	$7
Provision for loan losses	—	—	—	1	—	—	1
Charge-offs	—	—	—	(1)	—	—	(1)
Recoveries	—	—	—	—	—	—	—
Balance at end of period	$2	$1	$2	$3	$—	$—	$7
Credit Quality
We monitor credit quality as indicated by various factors and utilize such information in our evaluation of the adequacy of the allowance for loan losses. The following sections discuss the various credit quality indicators that we consider.
Nonperforming loans
Our nonperforming loans consisted of the following at the dates indicated:

	June 30, 2016			December 31, 2015
	Originated	Acquired	Total	Originated	Acquired	Total
Commercial:
Real estate	$47	$—	$47	$44	$—	$44
Business	65	1	66	56	1	58
Total commercial	112	1	113	101	1	102
Consumer:
Residential real estate	28	—	28	32	—	32
Home equity	35	23	59	36	24	59
Indirect auto	18	—	18	15	—	15
Other consumer	5	—	5	5	—	5
Total consumer	86	23	110	87	24	111
Total	$198	$25	$223	$188	$25	$214
The table below provides information about the interest income that would have been recognized if our nonperforming loans had performed in accordance with terms for the periods indicated:

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Additional interest income that would have been recorded if nonperforming loans had performed in accordance with original terms	$4	$3	$7	$5

Impaired loans
The following table provides information about our impaired originated loans including ending recorded investment, principal balance, and related allowance amount at the dates indicated. Loans with no related allowance for loan losses have adequate collateral securing their carrying value and in some circumstances have been charged down to their current carrying value based on the fair value of the collateral. The recorded investment of our impaired loans, less any related allowance for loan losses, was 70% and 64% of the loans’ unpaid principal balance at June 30, 2016 and December 31, 2015, respectively.

	June 30, 2016			December 31, 2015
Originated loans	Recorded investment	Unpaid principal balance	Related allowance	Recorded investment	Unpaid principal balance	Related allowance
With no related allowance recorded:
Commercial:
Real estate	$8	$25	$—	$17	$35	$—
Business	33	57	—	37	80	—
Total commercial	41	82	—	54	115	—
Consumer:
Residential real estate	15	18	—	16	19	—
Home equity	12	16	—	12	15	—
Indirect auto	3	5	—	3	4	—
Other consumer	2	2	—	2	2	—
Total consumer	32	42	—	32	40	—
Total	$73	$124	$—	$86	$155	$—
With a related allowance recorded:
Commercial:
Real estate	$43	$48	$4	$31	$38	$2
Business	48	52	6	32	33	7
Total commercial	91	99	11	63	71	9
Consumer:
Residential real estate	6	6	—	6	6	—
Home equity	5	5	—	5	5	—
Indirect auto	1	1	—	1	1	—
Other consumer	1	1	—	1	1	—
Total consumer	13	13	—	13	13	—
Total	$104	$112	$11	$76	$84	$10
Total
Commercial:
Real estate	$51	$73	$4	$47	$72	$2
Business	81	109	6	69	113	7
Total commercial	132	182	11	116	186	9
Consumer:
Residential real estate	21	24	—	22	25	—
Home equity	17	21	—	17	20	—
Indirect auto	5	6	—	4	6	—
Other consumer	3	3	—	2	3	—
Total consumer	45	55	—	45	53	—
Total	$177	$236	$11	$162	$239	$10

The following table provides information about our impaired acquired loans with no related allowance at the dates indicated. There were no impaired acquired loans with a related allowance at the dates indicated. The remaining credit mark is considered adequate to cover any loss on these balances.

	June 30, 2016			December 31, 2015
Acquired loans	Recorded investment	Unpaid principal balance	Related allowance	Recorded investment	Unpaid principal balance	Related allowance
Commercial:
Real estate	$—	$—	$—	$—	$—	$—
Business	—	—	—	—	—	—
Total commercial	—	—	—	—	—	—
Consumer:
Residential real estate	—	—	—	—	—	—
Home equity	4	6	—	4	6	—
Other consumer	—	—	—	—	—	—
Total consumer	4	6	—	4	6	—
Total(1)	$4	$6	$—	$4	$6	$—

(1)	Includes nonperforming purchased credit impaired loans.

The following table provides information about our impaired originated loans including the average recorded investment and interest income recognized on impaired loans for the periods indicated:

	2016		2015
Originated loans	Average recorded investment	Interest income recognized	Average recorded investment	Interest income recognized
Six months ended June 30,
Commercial:
Real estate	$52	$—	$67	$1
Business	64	—	76	1
Total commercial	117	1	143	1
Consumer:
Residential real estate	21	—	23	—
Home equity	17	—	7	—
Indirect auto	5	—	4	—
Other consumer	3	—	3	—
Total consumer	46	—	36	—
Total	$163	$1	$179	$2
Three months ended June 30,
Commercial:
Real estate	$46	$—	$75	$—
Business	83	—	68	—
Total commercial	129	—	142	1
Consumer:
Residential real estate	22	—	22	—
Home equity	17	—	6	—
Indirect auto	5	—	3	—
Other consumer	3	—	3	—
Total consumer	45	—	34	—
Total	$174	$1	$177	$1

The following table provides information about our impaired acquired loans including the average recorded investment and interest income recognized on impaired loans for the periods indicated:

	2016		2015
Acquired loans	Average recorded investment	Interest income recognized	Average recorded investment	Interest income recognized
Six months ended June 30,
Commercial:
Real estate	$—	$—	$—	$—
Business	—	—	—	—
Total commercial	—	—	—	—
Consumer:
Residential real estate	—	—	—	—
Home equity	4	—	4	—
Other consumer	—	—	—	—
Total consumer	4	—	4	—
Total(1)	$4	$—	$4	$—
Three months ended June 30,
Commercial:
Real estate	$—	$—	$—	$—
Business	—	—	1	—
Total commercial	—	—	1	—
Consumer:
Residential real estate	—	—	—	—
Home equity	4	—	4	—
Other consumer	—	—	—	—
Total consumer	4	—	4	—
Total(1)	$4	$—	$5	$—

(1)	Includes nonperforming purchased credit impaired loans.
Period end nonperforming loans differed from the amount of total impaired loans as certain TDRs, which are considered impaired loans, were accruing interest because the borrower demonstrated a consistent repayment record. Also contributing to the difference are nonperforming commercial loans less than $1 million and nonperforming consumer loans, which are not considered impaired unless they have been modified in a TDR as they are evaluated collectively when determining the allowance for loan losses.
The following table is a reconciliation between nonperforming loans and impaired loans at the dates indicated:

	Commercial	Consumer	Total
June 30, 2016
Nonperforming loans	$113	$110	$223
Plus: Accruing TDRs	52	14	66
Less: Smaller balance nonperforming loans evaluated collectively when determining the allowance for loan losses	(33)	(74)	(107)
Total impaired loans(1)	$132	$50	$181
December 31, 2015:
Nonperforming loans	$102	$111	$214
Plus: Accruing TDRs	49	13	63
Less: Smaller balance nonperforming loans evaluated collectively when determining the allowance for loan losses	(35)	(75)	(110)
Total impaired loans(1)	$116	$50	$166

(1)	Includes nonperforming purchased credit impaired loans.

Credit Quality Indicators
The primary indicators of credit quality are delinquency status and our internal loan gradings for our commercial loan portfolio segment and delinquency status and current FICO scores for our consumer loan portfolio segment.
The following tables contain an aging analysis of our loans by class at the dates indicated:

	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans receivable	Greater than 90 days and accruing (1)
June 30, 2016
Originated loans
Commercial:
Real estate	$19	$1	$23	$44	$7,957	$8,001	$—
Business	8	4	23	36	5,940	5,976	—
Total commercial	28	6	46	80	13,898	13,977	—
Consumer:
Residential real estate	5	2	17	24	2,452	2,476	—
Home equity	3	2	21	25	2,147	2,172	—
Indirect auto	19	4	6	29	2,508	2,537	—
Credit cards	1	1	2	4	283	287	2
Other consumer	2	1	3	5	224	229	—
Total consumer	30	10	48	88	7,613	7,701	2
Total	$58	$16	$94	$167	$21,511	$21,678	$2
Acquired loans
Commercial:
Real estate	$1	$1	$10	$12	$717	$729	$10
Business	—	—	1	1	155	156	—
Total commercial	1	1	11	13	872	885	10
Consumer:
Residential real estate	9	8	39	55	828	883	39
Home equity	3	1	17	21	866	887	1
Total consumer	11	9	56	76	1,694	1,770	40
Total	$12	$10	$66	$89	$2,566	$2,655	$50

	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans receivable	Greater than 90 days and accruing (1)
December 31, 2015
Originated loans
Commercial:
Real estate	$8	$2	$29	$39	$7,778	$7,817	$—
Business	26	3	23	51	5,802	5,853	—
Total commercial	34	5	52	90	13,580	13,670	—
Consumer:
Residential real estate	5	1	20	26	2,323	2,349	—
Home equity	3	2	22	26	2,107	2,133	—
Indirect auto	20	4	6	30	2,364	2,393	—
Credit cards	2	1	2	5	306	311	2
Other consumer	2	1	3	6	239	245	—
Total consumer	31	9	53	92	7,339	7,431	2
Total	$64	$13	$104	$182	$20,919	$21,101	$3
Acquired loans
Commercial:
Real estate	$2	$1	$20	$23	$812	$835	$20
Business	—	—	1	2	159	160	—
Total commercial	3	1	21	25	971	996	20
Consumer:
Residential real estate	12	5	43	60	945	1,005	43
Home equity	3	1	18	22	914	936	1
Total consumer	15	6	61	82	1,859	1,941	45
Total	$18	$7	$82	$107	$2,830	$2,937	$65

(1)
Includes credit card loans, loans that have matured and are in the process of collection, and acquired loans that were originally recorded at fair value upon acquisition. Acquired loans are considered to be accruing as we can reasonably estimate future cash flows on these acquired loans and we expect to fully collect the carrying value of these loans net of the allowance for acquired loan losses. Therefore, we are accreting the difference between the carrying value of these loans and their expected cash flows into interest income.

Our internal loan risk assessment provides information about the financial health of our commercial borrowers and our risk of potential loss. The following tables present information about the credit quality of our commercial loan portfolio at the dates indicated:

	Real estate	Business	Total	Percent of total
June 30, 2016
Originated loans:
Pass	$7,664	$5,598	$13,262	94.9%
Criticized:(1)
Accrual	290	314	603	4.3
Nonaccrual	47	65	112	0.8
Total criticized	337	378	715	5.1
Total	$8,001	$5,976	$13,977	100.0%
Acquired loans:
Pass	$656	$138	$794	89.7%
Criticized:(1)
Accrual	73	17	90	10.2
Nonaccrual	—	1	1	0.1
Total criticized	73	18	91	10.3
Total	$729	$156	$885	100.0%
December 31, 2015
Originated loans:
Pass	$7,510	$5,488	$12,998	95.1%
Criticized:(1)
Accrual	262	308	571	4.2
Nonaccrual	44	56	101	0.7
Total criticized	307	365	672	4.9
Total	$7,817	$5,853	$13,670	100.0%
Acquired loans:
Pass	$748	$133	$881	88.5%
Criticized:(1)
Accrual	87	26	113	11.4
Nonaccrual	—	1	1	0.1
Total criticized	87	27	114	11.5
Total	$835	$160	$996	100.0%

(1)
Includes special mention, substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, “Business,” under “Asset Quality Review” in First Niagara's Annual Report on 10-K for the year ended December 31, 2015.

Borrower FICO scores provide information about the credit quality of our consumer loan portfolio as they provide an indication as to the likelihood that a debtor will repay their debts. The scores are obtained from a nationally recognized consumer rating agency and are presented in the table below at the dates indicated:

	Residential real estate	Home equity	Indirect auto	Credit cards	Other consumer	Total	Percent of total
June 30, 2016
Originated loans by refreshed FICO score:
Over 700	$2,195	$1,810	$1,822	$205	$152	$6,184	80.3%
660-700	156	197	379	46	38	816	10.6
620-660	63	84	186	20	19	372	4.8
580-620	30	39	74	9	11	163	2.1
Less than 580	27	40	76	6	9	158	2.1
No score(1)	4	2	—	1	—	8	0.1
Total	$2,476	$2,172	$2,537	$287	$229	$7,701	100.0%
Acquired loans by refreshed FICO score:
Over 700	$587	$714	$—	$—	$—	$1,301	73.5%
660-700	72	74	—	—	—	146	8.2
620-660	56	40	—	—	—	95	5.4
580-620	42	23	—	—	—	65	3.7
Less than 580	36	22	—	—	—	59	3.3
No score(1)	90	14	—	—	—	103	5.8
Total	$883	$887	$—	$—	$—	$1,770	100.0%
December 31, 2015
Originated loans by refreshed FICO score:
Over 700	$2,084	$1,767	$1,700	$220	$161	$5,932	79.8%
660-700	139	197	364	50	41	791	10.7
620-660	60	85	177	23	21	365	4.9
580-620	30	39	74	10	12	166	2.2
Less than 580	31	44	78	7	10	169	2.3
No score(1)	4	2	—	2	—	8	0.1
Total	$2,349	$2,133	$2,393	$311	$245	$7,431	100.0%
Acquired loans by refreshed FICO score:
Over 700	$682	$750	$—	$—	$—	$1,432	73.8%
660-700	77	76	—	—	—	154	7.9
620-660	59	42	—	—	—	100	5.2
580-620	43	29	—	—	—	72	3.7
Less than 580	44	24	—	—	—	68	3.5
No score(1)	100	16	—	—	—	115	5.9
Total	$1,005	$936	$—	$—	$—	$1,941	100.0%

(1)	Primarily includes loans that are serviced by others for which refreshed FICO scores were not available as of the date indicated.

Troubled Debt Restructures
The following table details additional information about our TDRs at the dates indicated:

	June 30, 2016	December 31, 2015
Aggregate recorded investment of impaired loans with terms modified through a troubled debt restructuring:
Accruing interest	$66	$63
Nonaccrual	69	52
Total troubled debt restructurings (1)	$135	$115

(1)	Includes 102 and 102 acquired loans that were restructured with a recorded investment of $4 million and $4 million at June 30, 2016 and December 31, 2015, respectively.
The modifications made to loans classified as TDRs typically consist of an extension of the payment terms, providing for a period with interest-only payments with deferred principal payments, rate reduction, or loans restructured in a Chapter 7 bankruptcy. We generally do not forgive principal when restructuring loans.
The financial effects of our modifications are as follows for the periods indicated:

Type of Concession	Count	Postmodification recorded investment(1)	Premodification allowance for loan losses	Postmodification allowance for loan losses
Six months ended June 30, 2016
Commercial:
Commercial real estate
Extension of term	3	$6	$—	$—
Commercial business
Extension of term	5	5	—	—
Deferral of principal	2	11	—	—
Other	2	5	—	—
Total commercial	12	27	—	—
Consumer:
Residential real estate
Rate reduction	2	—	—	—
Deferral of principal	1	—	—	—
Extension of term and rate reduction	2	—	—	—
Chapter 7 Bankruptcy	2	—	—	—
Other	4	1	—	—
Home equity
Extension of term and rate reduction	2	—	—	—
Chapter 7 Bankruptcy	43	2	—	—
Other	10	—	—	—
Indirect auto
Chapter 7 Bankruptcy	171	3	—	—
Other consumer
Chapter 7 Bankruptcy	6	—	—	—
Other	3	—	—	—
Total consumer	246	7	—	—
Total	258	$34	$—	$—

Type of Concession	Count	Postmodification recorded investment(1)	Premodification allowance for loan losses	Postmodification allowance for loan losses
Six months ended June 30, 2015
Commercial:
Commercial real estate
Extension of term	3	$4	$—	$—
Deferral of principal	6	10	—	—
Deferral of principal and extension of term	1	—	—	—
Commercial business
Deferral of principal	1	1	—	—
Rate reduction	2	—	—	—
Other	1	—	—	—
Total commercial	14	14	—	—
Consumer:
Residential real estate
Extension of term	11	1	—	—
Rate reduction	6	1	—	—
Extension of term and rate reduction	7	1	—	—
Chapter 7 Bankruptcy	8	1	—	—
Home equity
Extension of term	2	—	—	—
Extension of term and rate reduction	3	—	—	—
Chapter 7 Bankruptcy	49	3	—	—
Indirect auto
Chapter 7 Bankruptcy	119	2	—	—
Other consumer
Extension of term and rate reduction	1	—	—	—
Chapter 7 Bankruptcy	7	—	—	—
Total consumer	213	9	—	—
Total	227	$23	$—	$—
(1) Postmodification balances approximate premodification balances. The aggregate amount of charge-offs as a result of the restructurings was $1 million for the six months ended June 30, 2016 and was $2 million six months ended June 30, 2015.

Type of Concession	Count	Postmodification recorded investment(1)	Premodification allowance for loan losses	Postmodification allowance for loan losses
Three months ended June 30, 2016
Commercial:
Commercial real estate
Extension of term	3	$6	$—	$—
Commercial business
Extension of term	5	$5	—	—
Deferral of principal	2	11	—	—
Other	2	5	—	—
Total commercial	12	27	—	—
Consumer:
Residential real estate

Type of Concession	Count	Postmodification recorded investment(1)	Premodification allowance for loan losses	Postmodification allowance for loan losses
Chapter 7 Bankruptcy	2	—	—	—
Other	1	—	—	—
Home equity
Chapter 7 Bankruptcy	25	1	—	—
Other	10	—	—	—
Indirect Auto
Chapter 7 Bankruptcy	81	1	—	—
Other consumer
Chapter 7 Bankruptcy	3	—	—	—
Other	2	—	—	—
Total consumer	124	3	—	—
Total	136	$30	$—	$—
Three months ended June 30, 2015
Commercial:
Commercial real estate
Extension of term	3	$4	$—	$—
Deferral of principal	6	$10	$—	$—
Deferral of principal and extension of term	1	—	—	—
Commercial business
Deferral of principal	1	1	—	—
Other	1	—	—	—
Total commercial	12	14	—	—
Consumer:
Residential real estate
Extension of term	4	$—	$—	$—
Rate reduction	6	1	—	—
Extension of term and rate reduction	3	—	—	—
Chapter 7 Bankruptcy	3	—	—	—
Home equity
Extension of term	1	—	—	—
Extension of term and rate reduction	2	—	—	—
Chapter 7 Bankruptcy	26	1	—	—
Indirect auto
Chapter 7 Bankruptcy	66	1	—	—
Other consumer
Extension of term and rate reduction	1	—	—	—
Chapter 7 Bankruptcy	5	—	—	—
Total consumer	117	4	—	—
Total	129	$19	$—	$—
The recorded investment in loans modified as TDRs within 12 months of the balance sheet date and for which there was a payment default was not significant for the six months ended June 30, 2016 or the six months ended June 30, 2015.

Residential Mortgage Banking
The following table provides information about our residential mortgage banking activities at the dates indicated:

	June 30,
	2016	2015
Mortgages serviced for others	$4,071	$3,924
Mortgage servicing asset recorded for loans serviced for others, net	38	37
Note 4. Derivative Financial Instruments
We are a party to derivative financial instruments in the normal course of business to manage our own exposure to fluctuations in interest rates and to meet the needs of our customers. These financial instruments have been limited to interest rate swap agreements, which are entered into with counterparties that meet established credit standards and, where appropriate, contain master netting and collateral provisions protecting the party at risk. We believe that the credit risk inherent in all of our derivative contracts is minimal based on our credit standards and the netting and collateral provisions of the interest rate swap agreements.
Our derivative positions include both instruments that are designated as hedging instruments and instruments that are customer related and not designated in hedging relationships. The following table presents information regarding our derivative financial instruments at the dates indicated:

	Asset derivatives		Liability derivatives
	Notional amount	Fair value (1)	Notional amount	Fair value (2)
June 30, 2016
Derivatives designated as hedging instruments:
Interest rate swap agreements	$—	$—	$262	$11
Derivatives not designated as hedging instruments:
Interest rate swap agreements	4,469	264	4,452	268
Total derivatives	$4,469	$264	$4,714	$279
December 31, 2015
Derivatives designated as hedging instruments:
Interest rate swap agreements	$2	$—	$263	$4
Derivatives not designated as hedging instruments:
Interest rate swap agreements	4,221	123	4,224	124
Total derivatives	$4,224	$123	$4,487	$128

(1)	Represents gross amounts, included in Other Assets in our Consolidated Statements of Condition.

(2)	Represents gross amounts, included in Other Liabilities in our Consolidated Statements of Condition.
All of our interest rate swaps for which we had master netting positions with the counterparty were in a liability position at June 30, 2016 and December 31, 2015. Accordingly, there was no offsetting in our Consolidated Statements of Condition at June 30, 2016 and December 31, 2015. We posted collateral for liability positions with a fair value of $322 million and $195 million at June 30, 2016 and December 31, 2015, respectively.
Derivatives designated in hedging relationships
We designate interest rate swap agreements used to manage changes in the fair value of loans due to interest rate changes as fair value hedges. We have designated the risk of changes in the fair value of loans attributable to changes in the benchmark rate as the hedged risk. Accordingly, changes to the fair value of the hedged items attributable to a change in credit risk are excluded from our assessment of hedge effectiveness. The change in fair value of the derivatives, including both the effective and ineffective portions, is recognized in earnings and, so long as our fair value hedging relationships remain highly effective, such change is offset by the gain or loss due to the change in fair value of the loans attributable to the hedged risk. The net impact of the fair value hedging relationships on net income was not significant for the six months ended June 30, 2016 and 2015.

We have entered into interest rate swaps to reduce our exposure to variability in interest-related cash outflows attributable to changes in forecasted LIBOR based borrowings. These derivative instruments are designated as cash flow hedges. We have designated the risk of changes in the amount of interest payment cash flows to be made during the term of the borrowings attributable to changes in the benchmark rate as the hedged risk. Accordingly, changes to the amount of interest payment cash flows for the hedged transactions attributable to a change in credit risk are excluded from our assessment of hedge effectiveness. Our interest rate swaps designated as cash flow hedges have maturities that correspond to the maturity of the forecasted hedged borrowing. Any gain or loss associated with the effective portion of our cash flow hedges is recognized in other comprehensive income and is subsequently reclassified into earnings in the period during which the hedged forecasted transactions affects earnings. Any gain or loss associated with the ineffective portion of our cash flow hedges, including ineffectiveness, is recognized immediately in earnings. At June 30, 2016, there was a $4 million loss recognized in accumulated other comprehensive income related to these swaps.
At June 30, 2016, there was a $4 million loss recognized in accumulated other comprehensive income related to borrowings that were previously hedged using interest rate swaps that were classified as cash flow hedges. This amount will be reclassified out of accumulated other comprehensive income and into earnings over the remaining life of the hedged borrowings as an adjustment of yield.
The following table presents certain information about amounts recognized for our derivative financial instruments designated in cash flow hedging relationships for the periods indicated.

	Three months ended June 30,		Six months ended June 30,
Cash Flow Hedges	2016	2015	2016	2015
Interest rate swap agreements:
Amount of (loss) on derivatives recognized in other comprehensive income, net of tax	$—	$1	$(2)	$—
Amount of (loss) on derivatives reclassified from other comprehensive income to income(1)	—	—	(1)	(1)

(1) Recognized in interest expense on borrowings in our Consolidated Statements of Income.
Derivatives not designated in hedging relationships
In addition to our derivatives designated in hedging relationships, we act as an interest rate swap counterparty for certain commercial borrowers in the normal course of servicing our customers, which are accounted for at fair value. We manage our exposure to such interest rate swaps by entering into corresponding and offsetting interest rate swaps with third parties that mirror the terms of the interest rate swaps we have with the commercial borrowers. These positions (referred to as “customer swaps”) directly offset each other and our exposure is the positive fair value of the derivatives due to changes in credit risk of our commercial borrowers and third parties. We recognized revenue for this service that we provide our customers of $5 million and $14 million for the six months ended June 30, 2016 and 2015, respectively, included in Capital Markets income in our Consolidated Statements of Income.

Note 5. Earnings Per Share
The following table is a computation of our basic and diluted earnings per share using the two-class method for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income available to common stockholders	$39	$53	$80	$97
Less income allocable to unvested restricted stock awards	—	1	1	1
Net income allocable to common stockholders	$38	$53	$79	$96
Weighted average common shares outstanding:
Total shares issued	366	366	366	366
Unvested restricted stock awards	(3)	(3)	(3)	(3)
Treasury shares	(10)	(11)	(11)	(12)
Total basic weighted average common shares outstanding	352	351	352	351
Effect of dilutive stock-based awards	2	2	2	2
Total diluted weighted average common shares outstanding	354	353	354	353
Basic earnings per common share	$0.11	$0.15	$0.22	$0.27
Diluted earnings per common share	$0.11	$0.15	$0.22	$0.27
Anti-dilutive stock-based awards excluded from the diluted weighted average common share calculations	3	10	3	11

Note 6. Other Comprehensive Income
The following table presents the activity in our Other Comprehensive Income for the periods indicated:

	Three months ended June 30,			Six months ended June 30,
	Pretax	Income taxes	Net	Pretax	Income taxes	Net
2016
Securities available for sale:
Net unrealized holding gains arising during the period	$46	$17	$29	$67	$25	$42
Reclassification adjustment for realized losses included in net income(1)	12	4	7	8	3	5
Net unrealized gains on securities available for sale	58	22	36	75	28	47
Net unrealized holding gains on securities transferred between available for sale and held to maturity:
Amortization of net unrealized holding gains to income during the period(2)	(1)	(1)	(1)	(3)	(1)	(2)
Interest rate swaps designated as cash flow hedges:
Net unrealized losses arising during the period	—	—	—	(4)	(1)	(2)
Reclassification adjustment for realized losses included in net income(2)	—	—	—	1	—	—
Net unrealized losses on interest rate swaps designated as cash flow hedges	—	—	—	(3)	(1)	(2)
Amortization of net loss related to pension and post-retirement plans	1	—	—	1	1	1
Total other comprehensive income	$57	$21	$36	$71	$27	$44
2015
Securities available for sale:
Net unrealized holding losses arising during the period	$(47)	$(18)	$(29)	$(20)	$(7)	$(12)
Reclassification adjustment for realized gains included in net income(1)	(2)	(1)	(1)	(4)	(2)	(3)
Net unrealized losses on securities available for sale	(49)	(19)	(31)	(24)	(9)	(15)
Net unrealized holding gains on securities transferred between available for sale and held to maturity:
Amortization of net unrealized holding gains to income during the period(2)	(3)	(1)	(2)	(5)	(2)	(3)
Interest rate swaps designated as cash flow hedges:
Net unrealized gains (losses) arising during the period	1	—	—	(1)	—	(1)
Reclassification adjustment for realized losses included in net income(3)	—	—	—	1	—	—
Net unrealized gains (losses) on interest rate swaps designated as cash flow hedges	1	—	1	(1)	—	—
Amortization of net loss related to pension and post-retirement plans	1	—	1	2	—	2
Total other comprehensive loss	$(50)	$(19)	$(31)	$(27)	$(11)	$(16)

(1)	Included in Noninterest income in our Consolidated Statements of Income.

(2)	Included in Interest income on investment securities and other in our Consolidated Statements of Income.

(3)	Included in Interest expense on borrowings our Consolidated Statements of Income.
The following table presents the activity in our accumulated other comprehensive income (loss) for the periods indicated:

	Net unrealized (losses) gains on securities available for sale	Net unrealized gains (losses) on securities transferred from available for sale to held to maturity	Unrealized losses on interest rate swaps designated as cash flow hedges	Pension and postretirement plans	Total
Balance, January 1, 2016	$(10)	$6	$(6)	$(39)	$(48)
Period change, net of tax	47	(2)	(2)	1	44
Balance, June 30, 2016	$37	$4	$(8)	$(38)	$(4)
Balance, January 1, 2015	$52	$12	$(5)	$(51)	$9
Period change, net of tax	(15)	(3)	—	2	(16)
Balance, June 30, 2015	$37	$9	$(5)	$(49)	$(7)
During the next twelve months, we expect to reclassify $1 million of pre-tax net loss on previous cash flow hedges from accumulated other comprehensive income to earnings.

Note 7. Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Current accounting guidance establishes a fair value hierarchy based on the transparency of inputs participants use to price an asset or liability. The fair value hierarchy prioritizes these inputs into the following three levels:
Level 1 Inputs—Unadjusted quoted prices in active markets for identical assets or liabilities that are available at the measurement date.
Level 2 Inputs—Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by market data through correlation or other means.
Level 3 Inputs—Unobservable inputs for determining the fair value of the asset or liability and are based on the entity’s own estimates about the assumptions that market participants would use to price the asset or liability.
A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.
Our valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While we believe our valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Securities Available for Sale
The fair value estimates of available for sale securities are based on quoted market prices of identical securities, where available (Level 1). However, as quoted prices of identical securities are not often available, the fair value estimate for almost our entire investment portfolio is based on quoted market prices of similar securities, adjusted for differences between the securities (Level 2). Adjustments may include amounts to reflect differences in underlying collateral, interest rates, estimated prepayment speeds, and counterparty credit quality. Where sufficient information is not available from the pricing services to produce a reliable valuation, we estimate fair value based on either broker quotes or internally developed models. We determine the fair value using third party pricing services, including brokers. As of June 30, 2016, none of our investment securities were priced utilizing broker quotes. For details regarding our pricing process and sources, refer to Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Income-Critical Accounting Policies and Estimates” in First Niagara's 2015 Annual Report on Form 10-K.
Loans held for sale
We have elected the fair value option for certain residential real estate loans held for sale as we believe the fair value measurement of such loans reduces certain timing differences in our Statement of Income and better aligns with our management of the portfolio from a business perspective. This election is made at the time of origination, on a loan by loan basis, and is irrevocable. The secondary market for securities backed by similar loan types is actively traded, which provides readily observable market pricing to be used as input for the estimate for the fair value of our loans. Accordingly, we have classified this fair value measurement as Level 2. Interest income on these loans is recognized in Interest Income—Loans and Leases in our Consolidated Statements of Income.

The table below presents information about our loans held for sale for which we elected the fair value option at the dates indicated:

	June 30, 2016	December 31, 2015
Fair value carrying amount	$49	$43
Aggregate unpaid principal balance	47	42
Fair value carrying amount less aggregate unpaid principal balance	$2	$1
Additionally, included in loans held for sale on our Consolidated Statements of Condition are $3 million of commercial loans held for sale that are carried at the lower of cost or market at June 30, 2016 and December 31, 2015.
Derivatives
We obtain fair value measurements of our interest rate swaps from a third party. The fair value measurements are determined using a market standard methodology of netting discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). Variable cash payments (or receipts) are based on an expectation of future interest rates derived from observable market interest rate curves. Credit valuation adjustments are incorporated to appropriately reflect our nonperformance risk as well as the counterparty’s nonperformance risk. The impact of netting and any applicable credit enhancements, such as bilateral collateral postings, thresholds, mutual puts, and guarantees are also considered in the fair value measurement.
The fair value of our interest rate swaps was estimated using primarily Level 2 inputs. However, Level 3 inputs were used to determine credit valuation adjustments, such as estimates of current credit spreads to evaluate the likelihood of default. We have determined that the impact of these credit valuation adjustments was not significant to the overall valuation of our interest rate swaps. Therefore, we have classified the entire fair value of our interest rate swaps in Level 2 of the fair value hierarchy.

Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following tables summarize our assets and liabilities measured at fair value on a recurring basis at the dates indicated:

	Fair Value Measurements
	Total	Level 1	Level 2	Level 3
June 30, 2016
Assets:
Investment securities available for sale:
Debt securities:
States and political subdivisions	$313	$—	$313	$—
U.S. Treasury	66	66	—	—
U.S. government sponsored enterprises	136	—	136	—
Corporate	687	—	683	4
Total debt securities	1,202	66	1,132	4
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	26	—	26	—
Federal National Mortgage Association	62	—	62	—
Federal Home Loan Mortgage Corporation	76	—	76	—
Collateralized mortgage obligations:
Government National Mortgage Association	705	—	705	—
Federal National Mortgage Association	845	—	845	—
Federal Home Loan Mortgage Corporation	414	—	414	—
Total collateralized mortgage obligations	1,964	—	1,964	—
Total residential mortgage-backed securities	2,128	—	2,128	—
Commercial mortgage-backed securities, non-agency issued	802	—	802	—
Total mortgage-backed securities	2,930	—	2,930	—
Collateralized loan obligations, non-agency issued	1,117	—	1,117	—
Asset-backed securities collateralized by:
Student loans	155	—	155	—
Credit cards	21	—	21	—
Auto loans	19	—	19	—
Other	52	—	52	—
Total asset-backed securities	247	—	247	—
Other	22	21	1	—
Total securities available for sale	5,518	87	5,426	4
Loans held for sale (1)	49	—	49	—
Derivatives	264	—	264	—
Total assets	$5,831	$87	$5,740	$4
Liabilities:
Derivatives	$279	$—	$279	$—

(1)	Represents loans for which we have elected the fair value option.

	Fair Value Measurements
	Total	Level 1	Level 2	Level 3
December 31, 2015
Assets:
Investment securities available for sale:
Debt securities:
States and political subdivisions	$379	$—	$379	$—
U.S. Treasury	55	55	—	—
U.S. government sponsored enterprises	269	—	269	—
Corporate	801	—	797	4
Total debt securities	1,504	55	1,445	4
Mortgage-backed securities:
Residential mortgage-backed securities:
Government National Mortgage Association	26	—	26	—
Federal National Mortgage Association	71	—	71	—
Federal Home Loan Mortgage Corporation	87	—	87	—
Collateralized mortgage obligations:
Government National Mortgage Association	94	—	94	—
Federal National Mortgage Association	730	—	730	—
Federal Home Loan Mortgage Corporation	355	—	355	—
Total collateralized mortgage obligations	1,179	—	1,179	—
Total residential mortgage-backed securities	1,364	—	1,364	—
Commercial mortgage-backed securities, non-agency issued	1,085	—	1,085	—
Total mortgage-backed securities	2,449	—	2,449	—
Collateralized loan obligations, non-agency issued	1,186	—	1,186	—
Asset-backed securities collateralized by:
Student loans	171	—	171	—
Credit cards	20	—	20	—
Auto loans	66	—	66	—
Other	53	—	53	—
Total asset-backed securities	310	—	310	—
Other	22	21	1	—
Total securities available for sale	5,471	76	5,391	4
Loans held for sale (1)	43	—	43	—
Derivatives	123	—	123	—
Total assets	$5,637	$76	$5,557	$4
Liabilities:
Derivatives	$128	$—	$128	$—

(1)	Represents loans for which we have elected the fair value option.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis
The following table summarizes our assets and liabilities measured at fair value on a nonrecurring basis for the periods indicated:

	Fair Value Measurements				Total gains
	Total	Level 1	Level 2	Level 3	(losses)
Six months ended June 30, 2016
Collateral dependent impaired loans	$8	$—	$8	$—	$—
Six months ended June 30, 2015
Collateral dependent impaired loans	$11	$—	$11	$—	$(1)
Collateral Dependent Impaired Loans
We record nonrecurring fair value adjustments to the carrying value of collateral dependent impaired loans when establishing the allowance for loan losses. Such amounts are generally based on the fair value of the underlying collateral supporting the loan less estimated costs to sell the collateral. When the fair value of such collateral, less costs to sell, is less than the carrying value of the loan, a specific allowance or charge off is recorded through a provision for credit losses. Real estate collateral is typically valued using independent appraisals that we review for acceptability, or other indications of value based on recent comparable sales of similar properties or assumptions generally observable in the marketplace and the related nonrecurring fair value measurements have been classified as Level 2. Under certain circumstances significant adjustments may be made to the appraised value due to the lack of direct marketplace information. Such adjustments are made as determined necessary in the judgment of our experienced senior credit officers to reflect current market conditions and current operating results for the specific collateral. When the fair value of collateral dependent impaired loans is based on appraisals containing significant adjustments, such collateral dependent impaired loans are classified as Level 3. We obtain new appraisals from an approved appraiser, in accordance with Interagency Appraisal and Evaluation Guidelines and internal policy. Appraisals or evaluations for assets securing substandard rated loans are usually completed within 90 days of the downgrade. An appraisal may be obtained more frequently when volatile or unusual market conditions exist that could affect the ultimate realization of the value of the real estate collateral.
During the six months ended June 30, 2016, we recorded a decrease of $0.1 million to our specific allowance as a result of adjusting the fair value of the collateral for certain collateral dependent impaired loans to $8 million at June 30, 2016, which is included in our provision for credit losses. During the six months ended June 30, 2015 we recorded an increase of $1 million to our specific allowance as a result of adjusting the fair value of the collateral for certain collateral dependent impaired loans to $11 million at June 30, 2015, which is included in our provision for credit losses.
Level 3 Assets
Due to the lack of observable market data, we have classified our trust preferred securities, which are included in corporate debt securities and amounted to $4 million at June 30, 2016 and December 31, 2015, in Level 3 of the fair value hierarchy. There were no changes in our trust preferred securities during the six months ended June 30, 2016 and 2015. As of June 30, 2016 and December 31, 2015, the fair values of our trust preferred securities are based upon third party pricing without adjustment.

Fair Value of Financial Instruments
The carrying value and estimated fair value of our financial instruments, including those that are not measured and reported at fair value on a recurring basis or nonrecurring basis, at the dates indicated are as follows:

	June 30, 2016				December 31, 2015
	Carrying value	Estimated fair value	Fair value level		Carrying value	Estimated fair value	Fair value level
Financial assets:
Cash and cash equivalents	$421	$421	1		$672	$672	1
Investment securities available for sale	5,518	5,518	1,2,3	(1)	5,471	5,471	1,2,3	(1)
Investment securities held to maturity	6,315	6,458	2		6,388	6,378	2
Federal Home Loan Bank and Federal Reserve Bank common stock	402	402	2		410	410	2
Loans held for sale	52	52	2		46	46	2
Loans and leases, net	24,080	24,063	2,3	(2)	23,796	23,749	2,3	(2)
Derivatives	264	264	2		123	123	2
Accrued interest receivable	104	104	2		104	104	2
Financial liabilities:
Deposits	$28,959	$28,974	2		$28,701	$28,705	2
Borrowings	6,364	6,302	2		6,657	6,666	2
Derivatives	279	279	2		128	128	2
Accrued interest payable	16	16	2		14	14	2

(1)	For a detailed breakout of our investment securities available for sale, refer to our table of recurring fair value measurements.

(2)
Loans and leases classified as level 2 are made up of $8 million of collateral dependent impaired loans without significant adjustments made to appraised values at June 30, 2016 and December 31, 2015. All other loans and leases are classified as level 3.

Our fair value estimates are based on our existing on and off balance sheet financial instruments without attempting to estimate the value of any anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on our fair value estimates and have not been considered in these estimates.
Our fair value estimates are made as of the dates indicated, based on relevant market information and information about the financial instruments, including our judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in our assumptions could significantly affect the estimates. Our fair value estimates, methods, and assumptions are set forth below for each type of financial instrument. The method of estimating the fair value of the financial instruments disclosed in the table above does not necessarily incorporate the exit price concept used to record financial instruments at fair value in our Consolidated Statements of Condition or when measuring goodwill for impairment.
Cash and Cash Equivalents
The carrying value of our cash and cash equivalents approximates fair value because these instruments have original maturities of three months or less.
Investment Securities
The fair value estimates of securities are based on quoted market prices of identical securities, where available. However, as quoted prices of identical securities are not often available, the fair value estimate for almost our entire investment portfolio is based on quoted market prices of similar securities, adjusted for differences between the securities. Adjustments may include amounts to reflect differences in underlying collateral, interest rates, estimated prepayment speeds, and counterparty credit quality.
Federal Home Loan Bank and Federal Reserve Bank Common Stock
The carrying value of our Federal Home Loan Bank and Federal Reserve Bank common stock, which are non-marketable equity investments, approximates fair value.
Loans and Leases
Our variable rate loans reprice as the associated rate index changes. The calculation of fair value for our variable rate loans is driven by the comparison between the loan’s margin and the prevailing margin observed in the market at the time of the valuation. Any caps and floors embedded in the loan’s pricing structure are also incorporated into the fair value. We calculated the fair value of our fixed-rate loans and leases by discounting scheduled cash flows through the estimated maturity using credit adjusted period end origination rates. Our estimate of maturity is based on the contractual cash flows adjusted for prepayment estimates based on current economic and lending conditions.
Accrued Interest Receivable and Accrued Interest Payable
The carrying value of accrued interest receivable and accrued interest payable approximates fair value.
Deposits
The fair value of our deposits with no stated maturity, such as savings and checking, as well as mortgagors’ payments held in escrow, is equal to the amount payable on demand. The fair value of our certificates of deposit is based on the discounted value of contractual cash flows, using the period end rates offered for deposits of similar remaining maturities.
Borrowings
The fair value of our borrowings is calculated by discounting scheduled cash flows through the estimated maturity using period end market rates for borrowings of similar remaining maturities.
Commitments
The fair value of our commitments to extend credit, standby letters of credit, and financial guarantees are not included in the above table as the carrying value generally approximates fair value. These instruments generate fees that approximate those currently charged to originate similar commitments.

Note 8. Segment Information
We have two business segments: banking and financial services. The banking segment includes all of our retail and commercial banking operations. The financial services segment includes our insurance operations. Substantially all of our assets relate to the banking segment. Transactions between our banking and financial services segments are eliminated in consolidation. Selected financial information for our segments follows for the periods indicated:

	Banking	Financial services	Consolidated total
Three months ended June 30, 2016
Net interest income	$262	$—	$262
Provision for credit losses	12	—	12
Net interest income after provision for credit losses	250	—	250
Noninterest income	53	16	69
Amortization of intangibles	3	—	3
Other noninterest expense	241	13	255
Income before income taxes	59	2	61
Income tax expense	14	1	15
Net income	$45	$1	$46
Three months ended June 30, 2015
Net interest income	$263	$—	$263
Provision for credit losses	21	—	21
Net interest income after provision for credit losses	242	—	242
Noninterest income	70	17	87
Amortization of intangibles	5	1	5
Other noninterest expense	229	14	243
Income before income taxes	78	3	81
Income tax expense	19	1	20
Net income	$59	$2	$61
Six months ended June 30, 2016
Net interest income	$530	$—	$530
Provision for credit losses	34	—	34
Net interest income after provision for credit losses	495	—	495
Noninterest income	117	30	148
Amortization of intangibles	6	1	7
Other noninterest expense	480	26	506
Income before income taxes	126	4	130
Income tax expense	34	1	35
Net income	$92	$2	$95
Six months ended June 30, 2015
Net interest income	$526	$—	$526
Provision for credit losses	34	—	34
Net interest income after provision for credit losses	493	—	493
Noninterest income	136	33	169
Amortization of intangibles	10	1	11
Other noninterest expense	471	27	498
Income before income taxes	148	5	152
Income tax expense	38	2	40
Net income	$110	$3	$112

Note 9. Condensed Parent Company Only Financial Statements
The following condensed statements of condition, the related condensed statements of income, and cash flows should be read in conjunction with our Consolidated Financial Statements and related notes:

Condensed Statements of Condition	June 30, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$383	$394
Investment in subsidiary	4,501	4,418
Deferred taxes	29	33
Other assets	18	12
Total assets	$4,931	$4,857
Liabilities and Stockholders’ Equity:
Accounts payable and other liabilities	$18	$19
Borrowings	712	712
Stockholders’ equity	4,200	4,126
Total liabilities and stockholders’ equity	$4,931	$4,857

	Three months ended June 30,		Six months ended June 30,
Condensed Statements of Income	2016	2015	2016	2015
Dividends received from subsidiary	45	—	$85	$—
Interest expense	12	12	24	24
Net interest income	33	(12)	61	(24)
Noninterest income	—	1	1	1
Noninterest expense	14	8	24	14
Income (loss) before income taxes and undisbursed income of subsidiary	19	(20)	38	(37)
Income tax benefit	(10)	(7)	(17)	(14)
Income (loss) before undisbursed income of subsidiary	29	(12)	56	(23)
Undisbursed income of subsidiary	18	73	39	136
Net income	46	61	95	112
Preferred stock dividend	8	8	15	15
Net income available to common stockholders	$39	$53	$80	$97

Net income	$46	$61	$95	$112
Other comprehensive income (loss) (1)	36	(31)	44	(16)
Total comprehensive income	$82	$30	$139	$96

(1)	See Consolidated Statements of Comprehensive Income for other comprehensive income detail.

	Six months ended June 30,
Condensed Statements of Cash Flows	2016	2015
Cash flows from operating activities:
Net income	$95	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Undisbursed income of subsidiaries	(39)	(136)
Stock-based compensation expense	9	6
Deferred income tax benefit	(4)	(2)
(Increase) decrease in other assets	(1)	1
Decrease in other liabilities	—	(1)
Net cash provided by (used in) operating activities	59	(19)
Cash flows from financing activities:
Return of capital from subsidiary	—	90
Dividends paid on preferred stock	(15)	(15)
Dividends paid on common stock	(57)	(57)
Net cash (used in) provided by financing activities	(70)	18
Net decrease in cash and cash equivalents	(10)	—
Cash and cash equivalents at beginning of period	394	383
Cash and cash equivalents at end of period	$383	$382